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                                                                    EXHIBIT 23.1




                        Consent of Independent Auditors



The Board of Directors
Boston Private Bancorp, Inc.:

We consent to the incorporation by reference in the Registration Statement to be filed on Form S-3 of Boston Private Bancorp, Inc. of our report dated January 17, 1996, relating to the consolidated balance sheets of Boston Private Bancorp, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the three year period ended December 31, 1995, which report appears in the December 31, 1995 annual report on Form 10-KSB of Boston Private Bancorp, Inc. Our report refers to a change in the method of accounting for investment securities. We also consent to the reference to our Firm under the heading "Experts" in the prospectus.



                                                  /s/ KPMG Peat Marwick LLP

                                                      KPMG Peat Marwick LLP




Boston, Massachusetts
January 14, 1997